As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KADANT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1762325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Technology Park Drive Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Employees’ Stock Purchase Plan

(Full title of the plan)

Stacy D. Krause

Vice President, General Counsel and Secretary

One Technology Park Drive

Westford, Massachusetts 01886

(Name and address of agent for service)

978-776-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	100,000 (2)	$80.53 (3)	$8,053,000 (3)	$1,045.28

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 100,000 additional shares issuable under the Amended and Restated Employees’ Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 13, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the Amended and Restated Employees’ Stock Purchase Plan (the “ESPP”) of Kadant Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the ESPP has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-67190, filed with the Securities and Exchange Commission on August  10, 1993, and the Registration Statement on Form S-8, File No. 333-48498, filed with the Securities and Exchange Commission on October 23, 2000, except in each case for Item 8., Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 [File No. 001-11406] and incorporated in this document by reference)

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K [File No. 001-11406] filed with the Securities and Exchange Commission on November 25, 2014 and incorporated in this document by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of KPMG LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Amended and Restated Employees’ Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on this 15th day of May, 2020.

KADANT INC.

By:	/s/ Jeffrey L. Powell
Jeffrey L. Powell
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Kadant Inc., hereby severally constitute and appoint Jeffrey L. Powell, Michael J. McKenney and Stacy D. Krause, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kadant Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey L. Powell Jeffrey L. Powell	Chief Executive Officer, President and Director (Principal Executive Officer)	May 15, 2020

/s/ Michael J. McKenney Michael J. McKenney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2020

/s/ Deborah S. Selwood Deborah S. Selwood	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2020

/s/ Jonathan W. Painter Jonathan W. Painter	Director and Executive Chairman of the Board	May 15, 2020

/s/ John M. Albertine John M. Albertine	Director	May 15, 2020

/s/ Thomas C. Leonard Thomas C. Leonard	Director	May 15, 2020

/s/ Erin L. Russell Erin L. Russell	Director	May 15, 2020

/s/ William P. Tully William P. Tully	Director	May 15, 2020